POWER OF ATTORNEY



The undersigned hereby constitutes and appoints, in the undersigneds capacity as an officer and/or director, or their designee, of Mentor Corporation, Joshua
Levine,Loren McFarland and Tim Noonan, or any of them acting alone, to have full power of attorney and authority as attorneys in fact, with full power of substitution, to complete and execute Forms 3, 4 and 5 and file such Forms with the Securities and Exchange
Commission and NYSE and any similar authority, and such related documents and other filings as such person deems necessary or appropriate, on behalf of the undersigned. This power shall remain in effect until the undersigned is no longer required to file
 Forms 3, 4 and 5 for securities issued by Mentor
 Corporation, unless earlier revoked by the undersigned in writing and delivered to the attorneys in fact.

The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Mentor Corporation assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of February, 2007.


Edward S. Northup II

/s/Edward S. Northup
Signature


Chief Operating Officer
Title